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                                                                   Exhibit 10.30

                        AMENDMENT OF EMPLOYMENT AGREEMENT


     This Amendment of Employment Agreement (this "Amendment") amends that certain Employment Agreement dated February 12, 1998 (attached hereto as Exhibit "A" and made a part hereof by this reference) (the "Agreement") by and between RICHARD RAQUET (the "Employee") and NCO TELESERVICES, INC., a Pennsylvania corporation (the "Company"), and this Amendment shall be effective as of June 25, 1999 (the "Effective Date").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Paragraph 2 of the Agreement is amended by providing that the Employee's title shall be Chief Executive Officer of the Company.

2. Paragraph 2 of the Agreement is amended to provide that the Employee's duties shall be those which are customarily incident to the position of a Chief Executive Officer.

3. Paragraph 3 of the Agreement is amended by providing that the Term (as such term is defined in the Agreement) shall be extended for an additional period of three (3) years.

4. Paragraph A of Exhibit "A" of the Agreement is amended by providing for a Base Salary of $250,000.00 per annum, commencing on the Effective Date. The Base Salary shall be payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly.

5. Paragraph B of Exhibit "A" of the Agreement is amended by providing that the Bonus shall be up to $100,000.00 based upon the Company successfully achieving certain financial goals as established by mutual agreement of the Company and the Employee.

6. In addition to the options granted to the Employee in the Agreement, the Employee shall receive an option to purchase 10,000 Shares of common stock of NCO Group, Inc. (the Company's parent company) at the per share price equal to the closing price of such stock on the Effective Date.

7. The Employee, in lieu of an automobile allowance, shall receive a company car as agreed to by the Employee and the Company.

8. In the event any term or condition of this Addendum is inconsistent with any term or condition of the Agreement, the terms of this Addendum will control. Except as stated above, all the terms and conditions of the Agreement, including all restrictions and covenants, which restrictions and covenants the Employee hereby acknowledges as being for sufficient consideration and enforceable, shall remain in full force and effect and are incorporated herein by reference as though set forth at length.


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         IN WITNESS WHEREOF, the parties have executed this Addendum to become effective on the Effective Date.

NCO FINANCIAL SYSTEMS,  INC.


By:____________________________                _______________________________
                                                Richard Raquet